Exhibit 10.3

Trinseo LLC
1000 Chesterbrook Blvd.
Suite 300
Berwyn, PA 19312

May 11, 2015

Mr. Martin Pugh

SWITZERLAND

Dear Mr. Pugh:

RE:  Definition of Retirement for Purposes of Equity Awards under 2014 Omnibus Incentive Plan

This letter confirms that the following definition of "Retirement" i s applicable to the Stock Options granted to you on February 27, 2015, in addition to the definition set forth in the Non-Statutory Stock Option Agreement:

"Retirement" also means a termination of Employment on or after March 1, 2017 if the Optionee's current employment agreement expires without renewal on March 1, 2017.

This letter confirms that the following definition of "Retirement" is applicable to the Restricted Stock Units granted to you on February 27, 2015, in addition to the definition set forth in the Restricted Stock Unit Agreement:

"Retirement" also means a termination of Employment on or after March  1, 2017 if the Grantee's current employment agreement expires without renewal on March 1, 2017.

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Trinseo S.A.

By:	/s/ Christopher D. Pappas
Name: Christopher D. Pappas
Title: President and Chief Executive Officer